UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                      December 20, 2002 (December 19, 2002)
                    ----------------------------------------
                     Date of Report (Date of Event Reported)



                                 Rent-Way, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)




       Pennsylvania                   000-22026                 25-1407782
  ----------------------           ---------------           ----------------
 (State or other              (Commission File Number)      (IRS Employer
      jurisdiction of                                        Identification No.)
              corporation)





One RentWay Place, Erie, Pennsylvania                           16505
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(Address of principal executive offices)                       Zip Code



Registrant's telephone number, including area code:         (814) 455-5378
                                                       -------------------------

Item 5.           Other Events


                         Rent-Way Releases 2002 Results

Erie, Pennsylvania, December 19, 2002 -- Rent-Way Inc. (NYSE:RWY) today released financial results for its fiscal fourth quarter and year ended September 30, 2002. For the quarter, the company reported consolidated revenues of $148.8 million compared to $155.9 million the year-ago quarter. For the year, consolidated revenues totaled $626.4 million compared to $654.6 million for fiscal year 2001.

Operating income for the quarter and year were $6.4 million and $31.9 million compared to a loss of ($13.6) million and ($10.2) million for 2001 fiscal fourth quarter and year end. Earnings per share for the fiscal fourth quarter and year, were a loss of ($0.31) and ($3.06) respectively compared to a loss of ($1.03) and ($2.60) for the fiscal fourth quarter and year end 2001, respectively. Earnings per share, prior to a change in accounting principle related to the implementation of SFAS 142, were a loss of ($1.40) for fiscal 2002. EBITDA increased to $60.5 million, up nearly $22 million from the prior fiscal year. During fiscal 2002, Rent-Way reduced its bank indebtedness by approximately $30 million.

"We have enjoyed significant year over year improvement in EBITDA and operating income on substantially reduced revenue" said William E. Morgenstern, chairman and CEO of Rent-Way. "We are also pleased to report that preliminary indications of results for this fall quarter are very strong. Beginning late September, we initiated a new marketing campaign, which has resulted in growth in rental agreements every single week since the beginning of our fiscal year. The growth we experienced in October and November was very strong."

William McDonnell, vice president-Finance and CFO, stated, "For the quarter, Rentway's stand-alone revenues of $140.7 million were in line with our guidance. Our operating margins of about 4.8% and EBITDA of $13.4 million were off slightly from our estimates of 5-7% and $15.5-16.5 million respectively. This shortfall was caused by our decision to spend an additional $2.6 million in marketing dollars. This additional spend included the early kick off of our fall campaign and fees related to an exclusive arrangement with Sony Time Warner for the use of the song "We Are Family" sung by the popular musical group, Sister Sledge. Our recent results are already proving this was money well spent. We will continue to move forward on our efforts to refinance the company in anticipation of closing the Rent-A-Center transaction we announced yesterday."

Rent-Way is the second largest operator of rental-purchase stores in the United States. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1061 stores in 42 states.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words "projects", "anticipates", "believes", "expects", "intends", "will", "may" and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company's expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company's actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company's ability to normalize and control its operating expenses and to continue to realize operating efficiencies, (2) the company's ability to develop, implement and maintain adequate and reliable internal accounting systems and controls, (3) the company's ability to retain existing senior management and to attract additional management employees, (4) general economic and business conditions, including demand for the company's products and services, (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (6) competition in the rental-purchase industry, including competition with traditional retailers, (7) the company's ability to make principal and interest payments on its high level of outstanding debt, (8) the outcome of the class action lawsuit and the shareholder derivative lawsuit commenced against the company and (9) the outcome of any continuing investigations or proceedings involving the company, including investigations or proceedings commenced by governmental authorities, such as the SEC and the U.S. Department of Justice, (10) the company's ability to satisfy the conditions required under and to otherwise close the transactions contemplated by the definitive agreement with Rent-A-Center, and (11) the company's ability to reduce corporate-level and other expenses following the sale of stores to Rent-A-Center. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company's periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                  Rent-Way, Inc.
                             -----------------------
                                   (Registrant)




      December 20, 2002                         /s/William A. McDonnell
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            Date                                       (Signature)
                                                  William A. McDonnell
                                                   Vice President and
                                                Chief Financial Officer




      December 20, 2002                         /s/ John A. Lombardi
---------------------------              ---------------------------------------
            Date                                      (Signature)
                                                   John A. Lombardi
                                         Chief Accounting Officer and Controller